(2) As submitted to the Securities and Exchange Commission on December 24, 2021

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated September 13, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

CORDIA CORPORATION

25,000,000 Shares of Common Stock

401 Ryland St,

Reno, NV 89502

(213) 915-6673

www.cordiakitchens.com

Offering Total: $7,500,000

Up to a Maximum of 25,000,000 Shares

Offering Price range between $0.30-$0.50 per Share

We are offering (the “Offering”) up to 25,000,000 (the “Maximum Offering”) shares (the “Shares”) of our Common Stock, par value $0.001 per share (the “Common Stock”) on a “best efforts” basis at a price range offering price between $0.30- $0.50 per share. The minimum purchase requirement per investor is $50,000 (166,666 shares); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. See “Securities Being Offered” beginning on page 30.

Investing in our Common Stock involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Our Common Stock currently trades on the OTC Market’s Pinks under the symbol “CORG” and the closing price of our common stock on July 22, 2021, was $0.34. Our common stock currently trades on a sporadic and limited basis. Our Board of Directors used its business judgment in setting the $0.30-$0.50 purchase price per share to the Company as consideration for the stock to be issued in this offering. The purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

We expect to commence the sale of the Shares as soon as practicable after the Registration Statement of which this Prospectus is a part (the “Registration Statement”) is declared effective by the United States Securities and Exchange Commission (the “SEC”). The Offering will terminate on the earlier of (i) 365 days after the Registration Statement is declared effective by the SEC, (ii) the date on which the Maximum Offering is sold, or (ii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”).

There is no minimum offering amount that we must sell before we close. We have made no arrangements to place subscription proceeds in escrow, trust or a similar account, which means that we have the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering. We will hold closings, from time to time until the Termination Date, upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. Subscriptions made by investors pursuant to subscription agreements in this Offering are irrevocable.

Our Common Stock is traded in the OTC Markets Pink Open Market under the stock symbol “CORG.”

Securities Offered by the Company	Price Per Share to Public	Total Number of Shares Being Offered	Broker Dealer discount and commissions (1)	Proceeds to issuer (2)

Per Share of Common Stock	$ 0.3	1	$ 0	$ 0.30
Total Maximum	$ 7,500,000	25,000,000	$ 0	$ 7,500,000

(1)We do not intend to offer the Offered Shares through broker-dealers.

(2)This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $50,000. See “Plan of Distribution.”

(3)The minimum investment amount for each subscription 166,666,000 shares or $50,000. The Offering may be made, in management’s discretion, directly to investors by the management of the Company on a “best efforts” basis. We do not intend to use commissioned sales agents or underwriters; however, we reserve the right to offer the Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). We may be required to retain a broker-dealer or register as an issuer- dealer and/or agent under the blue sky laws of certain states in order to make offers to sell our Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration. If we do not engage a broker-dealer or register as an issuer-dealer and/or agent in the foregoing states, we will not offer and sell the Shares in such states.

(4)The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, estimated to be $50,000. No proceeds of the Offering will be provided to other persons, except as set forth herein.

(5)The Shares are being offered pursuant to the Securities Act of 1933. The Company is following the Form S-1 disclosure requirements for smaller reporting companies. We have the option in our sole discretion to accept less than the minimum investment.

Our Board of Directors used its business judgment in setting a price between $0.35-$0.50 per Common Share as the consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before you make any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Table of Contents

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
SUMMARY	5
THE OFFERING	5
RISK FACTORS	6
DILUTION	19
USE OF PROCEEDS	20
PLAN OF DISTRIBUTION MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND	21
RESULTS OF OPERATIONS	22
DESCRIPTION OF BUSINESS	25
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	28
COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND	31
RELATED STOCKHOLDER MATTERS	33
SECURITIES BEING OFFERED	34
LEGAL MATTERS	39
EXPERTS	38
WHERE YOU CAN FIND ADDITIONAL INFORMATION	39
PART III — EXHIBITS	40
SIGNATURES	41

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this Offering Circular, unless the context indicates otherwise, references to “Cordia, Corp.”, “Cordia”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Cordia, Corp.

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell the Offered Shares. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update, or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular, and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

We will be permitted to make a determination that the purchasers of Common Shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act. For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Preferred Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Preferred Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Preferred Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1)an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2)earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●The speculative nature of the business, which depends on our success in marketing our products;

●Our dependence upon external sources of capital;

●Our ambition to compete against entities in our industry whose capital resources are exponentially greater than our own;

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future results. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Shares. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward- looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The company has developed a subscription based virtual restaurant business since the termination of the custodianship. The company will attempt to build out its virtual restaurant business.

A virtual restaurant is a food service business that serves customers exclusively by delivery based on phone orders or online food ordering. It is a separate food vendor entity that operates out of an existing restaurant's kitchen. By not having a full-service restaurant premise with a storefront and dining room, virtual restaurants can economize by occupying cheaper real estate.

The company is developing concepts and menus to license to existing restaurants and expects to collect revenues from subscriptions to its menus and concepts and ingredient sales.

Dividends

The Company does not expect to pay dividends for the foreseeable future because it has no revenues or cash resources. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that Management will retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

Trading Market

Our Common Stock is quoted on OTC Market Pink Open Market Sheets under the symbol CORG.

Website

We maintain websites at www.cordiakitchens.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

THE OFFERING

Issuer:	Cordia, Corp., a Nevada corporation.

Securities offered:

A maximum of 25,000,000 shares of our common stock, $0.001 par value (“Common Shares”) at an offering price between $0.30-$0.50 per share. The offering price will  remain fixed for the duration of the Offering (the “Offered Shares”). (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering:	There were 13,611,574 Common Shares issued and outstanding as of the date for this Offering Circular

Number of shares of Common Stock to be outstanding after the offering:	38,611,574 if the maximum amount of Offered Shares are sold.

Price per share:	Between $0.30- $0.50 per share.

Maximum offering amount:	25,000,000 Common Shares at $0.30 per share, with a maximum total offering amount of $7,500,000 (See “Plan of Distribution”).

Trading Market:	Our Common Stock is quoted on the OTC Markets Pink Open Market tier under the symbol “CORG.”

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $7,450,000. We will use these net proceeds for research and development, marketing, working capital and other general corporate purposes.

Risk factors:	Investing in our Common Shares involves a high degree of risk. See “Risk Factors.”

Termination

This Offering will terminate on the earlier of the anniversary of the day the Offering is qualified (subject to extension for up to thirty (30) days,) the date on which the maximum offering amount is sold, or the date on which the Company terminates the Offering (such earlier date, the “Termination Date”).

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risks described below together with all of the other information contained in this Offering Circular, including the financial statements and the related notes, before deciding whether to purchase any of the Offered Shares. If any of the following risks is realized, our business, financial condition or operating results could materially suffer. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

I. RISKS ATTENDANT TO OUR BUSINESS PLAN

Risk Factors Related to the Business of the Company

We will require additional financing to support our on-going operations.

We will require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions. A number of factors could cause us to incur higher borrowing costs and experience greater difficulty accessing public and private markets for debt. These factors include disruptions or declines in the global capital markets and/or a decline in our financial performance, outlook, or credit ratings. There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. Our inability to raise financing to fund on-going operations, capital expenditures or acquisitions may adversely affect our ability to fund our operations, meet contractual commitments, make future investments or desirable acquisitions, or respond to competitive challenges and may have a material adverse effect upon our business, results of operations, financial condition or prospects.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Stock. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The Company has a limited operating history and very limited resources

Since being acquired through custodial proceedings, the Company’s operations have been limited. The Company has had modest experience in the restaurant industry and management has minimal experience developing virtual restaurants.

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain new financing.

Net cash used in operating activities for the nine months ended September 30, 2021, amounted $(166,879) and net cash used in operating activities for the nine months ended September30, 2020, amounted to $12,478. This includes a net loss from continuing operations of approximately $(134,675). This resulted in a working capital deficiency of $(133,440) at September30, 2021 and $(32,692) at December 31, 2020. Net cash provided by financing activities amounted to $272,280 for the nine months ended September 30, 2021 and $(3,493) for the nine months ended September 30, 2021. Our financial statements as of September 30, 2021, have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, reduce expenditures and to generate significant revenue. Our financial statements as of September30, 2021, did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances. Furthermore, we also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us.

Unspecified and unascertainable risks

There is no basis for shareholders to evaluate the possible merits or risks of the Company’s business. To the extent that the Company develops and markets virtual restaurants, the Company will become subject to numerous risks. Although Management will endeavor to evaluate the risks inherent in the virtual restaurant business, there can be no assurance that Management will properly ascertain or assess all such risks.

Dependence on key personnel

The Company is dependent upon the continued services of Management. To the extent that his services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit qualified persons upon acceptable terms.

The Company’s sole officer and director does allocate his time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination in a timely manner, if at all.

The Company’s officer and director is not required to commit his full time to the Company’s affairs, which may result in a conflict of interest in allocating his time between the Company’s business and other businesses. Management of the Company is engaged in other business endeavors and is not obligated to contribute any specific number of his hours per week to the Company’s affairs.

If Management’s other business affairs require him to devote more time to such affairs, it could limit his ability to devote time to the Company’s affairs and could have a negative impact on the Company’s ability to succeed. Furthermore, we do not have an employment agreement with Mr. Klamka.

The Company may be unable to obtain additional financing which could compel the Company to restructure or cease operations entirely.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act

The Company has no revenues and is dependent upon the willingness of the Company’s Management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company’s corporate existence and expenses related to the Company’s business objectives. The Company believes that it will have available sufficient financial resources available from its Management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following a business combination.

We are dependent upon interim funding provided by Management or an affiliated party to pay professional fees and expenses. Our Management has provided funding, without formal agreement, as has been required to pay for accounting fees and other administrative expenses of the Company.

Our operations have been funded through advances from our management and we expect those advances to continue. We have no formal agreement with our management to provide additional funding. The failure of the company to receive additional funds will significantly impair the company’s abilities to operate and meet its reporting obligations.

Based on Mr. Klamka’s commitment to fund our operations, we believe that we will be able to continue as a going concern until such time as we secure outside financing or generate sufficient revenues from operations.

The Company has no “Independent Director”, so actions taken and expenses incurred by our officer and director on behalf of the Company will generally not be subject to “Independent Review”.

Our director owns shares of our common stock and does not receive compensation for services rendered prior to or in connection with our business, he may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on the Company’s behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of director, which consist of one directors who may seek reimbursement. If our director will not be deemed “independent,” he will generally not have the benefit of independent director examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our director on the Company’s behalf will be in the Company’s best interests, the Company cannot assure the investor that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

General Economic Risks

The Company’s current and future business objectives and plan of operation are likely dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also, but are not limited to regulatory changes.

If we fail to obtain the capital necessary to fund our operations, we will be unable to continue our operations and you will likely lose your entire investment.

We will need to continue to seek capital from time to time to continue to execute our business plan. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products, acquire complementary products, business or technologies or otherwise respond to competitive pressures and opportunities. In addition, we may need to accelerate the growth of our sales capabilities beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms.

If we cannot raise adequate funds to satisfy our capital requirements, we will have to curtail or cease our operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the recent past. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

Widespread health developments, including the recent global COVID-19 pandemic, could materially and adversely affect our business, financial condition and results of operations.

Our business has been, and may continue to be, impacted by the fear of exposure to or actual effects of the COVID-19 pandemic in countries where we operate or our customers are located, such as recommendations or mandates from governmental authorities to close businesses, limit travel, avoid large gatherings or to self- quarantine, as well as temporary closures or decreased operations of the facilities of our customers, distributors or suppliers. These impacts include, but are not limited to:

·Significant reductions in demand or significant volatility in demand for one or more of our products, which may be caused by, among other things: the temporary inability of consumers to purchase our products due to illness, quarantine or other restrictions, store or restaurant closures, or financial hardship, shifts in demand away from one or more of our higher priced products to lower priced products, or stockpiling or similar activity, reduced options for marketing and promotion of products or other restrictions in connection with the COVID-19 pandemic; if prolonged, such impacts can further increase the difficulty of operating our business, including accurately planning and forecasting;

·Inability to meet our consumers' and customers' needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such as raw materials or purchased finished goods, logistics, reduction or loss of workforce due to the insufficiency or failure of our safety protocols, or other manufacturing and supply capability;

·Failure of third parties on which we rely, including our suppliers, bottlers, distributors, contract manufacturers, contractors, commercial banks and external business partners, to meet their obligations to us or to timely meet those obligations, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties; or

·Significant changes in the conditions in markets in which we manufacture, sell or distribute our products, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and manufacturing facilities, restrict our employees' ability to perform necessary business functions, restrict or prevent consumers from having access to our products, or otherwise prevent our third-party bottlers, distributors, partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for the production, distribution, sale, and support of our products.

All of these impacts could place limitations on our ability to execute on our business plan and materially and adversely affect our business, financial condition and results of operations. We continue to monitor the situation, have actively implemented policies and procedures to address the situation, and may adjust our current policies and procedures as more information and guidance become available to address the evolving situation. The impact of COVID-19 may also exacerbate other risks discussed in this Report, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

A potential decline in the consumption of the products we sell could have a material adverse effect on our business.

Our business depends upon consumers’ consumption of prepared and delivered foods. Consumer preferences and tastes may shift due to, among other reasons, changing taste preferences, demographics, or perceived value. Consequently, any material shift in consumer preferences and taste away from delivery of prepared foods will have a negative impact on our business, liquidity, financial condition and/or results of operations. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, public health policies, and changes in leisure, dining, and beverage consumption patterns.

We will likely incur significant costs and obligations in relation to our ongoing and anticipated business operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on our results of operations, financial condition, and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the company.

We face significant competition which could adversely affect our business.

The restaurant industry is highly competitive. We face competition from numerous local independent restaurants, national chains, and other food delivery brands. Many competitors have greater financial, technical, marketing, and public relations resources.

Our business depends on the effectiveness of our advertising and marketing programs, including the strength of our social media presence, to attract and retain members and subscribers.

Our business success depends on our ability to attract and retain consumers which depends significantly on the effectiveness of our advertising and marketing practices. In addition, from time-to-time, we use brand ambassadors, spokespersons and social media influencers in our advertising and marketing programs to communicate with consumers. Actions taken by these individuals that harm their personal reputation or image, or include the cessation of using our products, could have an adverse impact on the advertising and marketing campaigns in which they are featured. We and our brand ambassadors, spokespersons and social media influencers also use social media channels as a means of communicating with consumers. Unauthorized or inappropriate use of these channels could result in harmful publicity or negative consumer experiences, which could have an adverse impact on the effectiveness of our marketing in these channels. In addition, substantial negative commentary by others on social media platforms could have an adverse impact on our reputation and ability to attract and retain members and subscribers. If our advertising and marketing campaigns do not generate a sufficient number of consumers, our business, financial condition and results of operations could be adversely affected.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations also make it more difficult and expensive for us to obtain director and officer liability insurance and we may at times be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Thus, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

We may engage in strategic transactions that fail to enhance shareholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing shareholder value. We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair shareholder value or otherwise adversely affect our business. There can be no assurance that our acquisitions will perform as expected in the future. For example, we may be unable to successfully integrate the operations of and/or the acquired assets of the businesses we acquire into our operations and we may not realize the anticipated efficiencies and synergies of such acquisitions. In addition, acquisitions require significant managerial attention, which may be diverted from our other operations. If the businesses or products we acquire do not achieve their intended results, our business, financial condition, and results of operations could be materially and adversely affected.

We may not be successful in hiring and retaining key employees, including executive officers.

Our future operations and successes depend in large part upon the strength of our management team. We rely heavily on the continued service of Peter Klamka, our Chief Executive Officer, Chief Financial Officer, President and sole member of our board of directors. Accordingly, if Mr. Klamka terminates his employment with us, such a departure may have a material adverse effect on our business, and our future success depends on our ability to identify, attract, hire or engage, retain and motivate other well-qualified personnel. There can be no assurance that these professionals will be available in the market, or that we will be able to retain existing professionals or to meet or to continue to meet their compensation requirements. Furthermore, the cost base in relation to such compensation, which may include equity compensation, may increase significantly, which could have a material adverse effect on us. Failure to establish and maintain an effective management team and work force could adversely affect our ability to operate, grow and manage our business.

We are subject to cybersecurity risks.

Cybersecurity risks and attacks continue to increase. Cybersecurity attacks are evolving and not always predictable. Attacks include malicious software, threats to information technology infrastructure, denial-of- service attacks on websites, attempts to gain unauthorized access to data, and other breaches. Data breaches can originate with authorized or unauthorized persons. Authorized persons could inadvertently or intentionally release confidential or proprietary information, and recipients could misuse data. Such events could lead to interruption of our operations or business, unauthorized release or use of information, compromise of data, damage to our reputation, damage to our customers or vendors, and increased costs to prevent, respond to or mitigate any events.

Our business is heavily regulated which could have a material adverse effect on our results of operations and financial condition.

The business and activities of the company are heavily regulated in all jurisdictions where it carries on business. Our operations are subject to various laws, regulations and guidelines by governmental authorities, relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of marijuana and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over the activities of the company, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on the business, results of operations and financial condition of the company.

We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business, the suspension or expulsion from a particular market or jurisdiction or of our key personnel, and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the company.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Financial reporting obligations of being a public company in the United States are expensive and time- consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than

$5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We have no independent directors, no board committees. This may hinder our board of directors’ effectiveness in fulfilling the typical functions of a board and of committees thereof.

Currently, we have no independent directors, nor do we have an audit committee, compensation committee or nominating and corporate governance committee at this time. An independent board and audit committees, compensation committees and nominating and corporate governance committees with independent directors play a crucial role in the corporate governance process, assessing a company’s processes relating to its risks and control environment, overseeing financial reporting, preventing self-dealing by company executives and evaluating internal and independent audit processes. The lack of an independent board or committees prevents the board of directors from being independent from management in its judgments and decisions and its ability to pursue the board’s responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, our sole director is not a “financial expert”.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

Our Articles of Incorporation, as amended (“Articles of Incorporation”), our Restated Bylaws, and Nevada law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Articles of Incorporation, Bylaws, and Nevada law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are authorized to issue up to 100,000,000 shares of common stock.

Provisions of our Articles of Incorporation, our Bylaws and Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholder s to replace or remove our management. In particular, the Articles of Incorporation, our Bylaws and Nevada law, as applicable, among other things:

·provide the board of directors with the ability to alter the Bylaws without stockholder approval; and

·provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

We have identified a material weakness in our internal control over financial reporting that could, if not remediated, result in material misstatements in our financial statements.

In connection with our consolidated financial statements as of and for the three months ended March 31, 2021, we have concluded that there is a material weakness relating to our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Specifically, we identified a material weakness relating to the lack of segregation of duties. Although we need to take measures to fully mitigate such material weakness, the measures we expect to take, to improve our internal controls may not be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that the identified material weakness will not result in a material misstatement of our annual or interim consolidated financial statements. If we are unable to correct material weaknesses or deficiencies in internal controls in a timely manner, our ability to record, process, summarize and report financial information accurately and within the time periods specified in the rules and forms of the SEC, will be adversely affected. This failure could negatively affect the market price and trading liquidity of our common stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties, and materially and adversely impact our business and financial condition.

Our industry is subject to intense competition.

There is potential that we will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the company. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the company. If we are unable to compete effectively, it could decrease our customer traffic, sales and profit margins, which could adversely affect our business, financial condition, and results of operations.

Because of the early stage of the industry in which we operate, we expect to face additional competition from new entrants. To become and remain competitive, we will require research and development, marketing, sales and support. We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect the business, financial condition, results of operations or prospects of the company.

We have a limited operating history.

The Company and its subsidiary has varying and limited operating histories, which can make it difficult for investors to evaluate our operations and prospects and may increase the risks associated with investment into the company.

Risks Related to Our Common Stock

The Company’s shares of common stock are traded from time to time on the OTC Pink Sheet Market.

Our common stock is traded on the OTC Pink Sheet Market from time to time. There can be no assurance that there will be a liquid trading market for the Company’s common stock following a business combination. In the event that a liquid trading market commences, there can be no assurance as to the market price of the Company’s shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Our common stock is subject to the Penny Stock Rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

●that a broker or dealer approve a person’s account for transactions in penny stocks; and

●the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●obtain financial information and investment experience objectives of the person; and

●make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●sets forth the basis on which the broker or dealer made the suitability determination; and

●that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State blue sky registration; potential limitations on resale of the Company’s common stock

The holders of the Company’s shares of common stock registered under the Exchange Act and those persons who desire to purchase them in any trading market that may develop in the future, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell the Company’s securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

It is the intention of the Company’s Management to seek coverage and publication of information regarding the Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Rule 144 Related Risks

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008. These Rule 144 amendments apply to securities acquired both before and after that date. Generally, under the Rule 144 amendments, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale; (ii) we are subject to and are current in the Exchange Act periodic reporting requirements for at least 90 days before the sale; and (iii) if the sale occurs prior to satisfaction of a one-year holding period, provided current information is available at the time of sale.

Persons who have beneficially owned restricted shares for at least six months but who are affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following: (i) 1% of the total number of securities of the same class then outstanding; or (ii) the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

These Rule 144 related risks are subject to further restrictions in the event that the Exchange Act reporting company was previously deemed to be a Shell Company, such as the Company.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

Possible Issuance of Additional Securities.

Our Articles of Incorporation authorize the issuance of 105,000,000 shares of common stock, par value $0.001. As of March 31, 2021, we had 13,611,574 shares issued and outstanding. We expect to issue additional shares in connection with the development of our business plan. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

The market for our products is difficult to forecast and our forecasts may not be accurate which could negatively impact our results of operations.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of the company.

We are subject to certain risks regarding the management of our growth.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. The ability of the company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the company to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

We are subject to product liability regarding our products, which could result in costly litigation and settlements.

As a distributor of products designed to be ingested by humans, the company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

A product liability claim or regulatory action against the company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the company. Although we have secured product liability insurance, and strictly enforce a quality standard within the operations, there can be no assurances that we will be able to maintain our product liability insurance on acceptable terms or with adequate coverage against potential liabilities. This scenario could prevent or inhibit the commercialization of our potential products. To date, there have been no product related issues.

We may have uninsured or uninsurable risk.

We may be subject to liability for risks against which we cannot insure or against which we may elect not to insure due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for our normal business activities. Payment of liabilities for which the company does not carry insurance may have a material adverse effect on our financial position and operations.

Certain remedies shareholders may seek against our officers and directors may be limited and such officers and directors may be entitled to indemnification by the company.

Our governing documents provide that the liability of our board of directors and officers is eliminated to the fullest extent allowed under the laws of the State of Nevada. Thus, the company and the shareholders of the company may be prevented from recovering damages for alleged errors or omissions made by the members of our board of directors and officers. Our governing documents also provide that the company will, to the fullest extent permitted by law, indemnify members of our board of directors and officers for certain liabilities incurred by them by virtue of their acts on behalf of the company.

Breaches in our security, cyber-attacks or other cyber-risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations involve transmission and processing of our customers’ confidential, proprietary and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third-party action, employee error or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data and computer hacking attacks or other cyber-attacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We are continuously working to improve our information technology systems, together with creating security boundaries around our critical and sensitive assets. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Risks Related to the Offering of our Shares.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it will be more difficult for investors to liquidate their investment. The SEC defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The shares of Common Stock are covered by the penny stock rules pursuant to Rule 15g-9 under the Exchange Act, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or

$300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the securities of the company that are captured by the penny stock rules. Consequently, the penny stock rules may affect the ability of broker-dealers to trade our securities. Management believes that the penny stock rules could discourage investor interest in and limit the marketability of our Common Stock.

Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, the U.S. Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending an investment to a customer. Prior to recommending speculative, low priced securities to non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Pursuant to the interpretation of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend our Common Stock to customers which may limit an investor’s ability to buy and sell our Common Stock, have an adverse effect on the market for our Common Stock, and thereby negatively impact the price of our Common Stock.

Our Common Stock is subject to liquidity risks.

Our Common Stock is quoted on the OTC in the United States. The OTC is an over-the-counter market that provides significantly less liquidity than national or regional exchanges. Securities quoted on the OTC are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC. Prices for securities quoted solely on the OTC may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. We cannot predict at what prices our Common Stock will trade and there can be no assurance that an active trading market will develop or be sustained.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the contractual restrictions on resale of such common stock lapse, or after those shares become registered for resale pursuant to an effective registration statement, the trading price of our common stock could decline. The majority of the outstanding shares of our Common Stock are currently without restriction. Upon the effectiveness of any registration statement we could elect to file with respect to any outstanding shares of common stock, any sales of those shares or any perception in the market that such sales may occur could cause the trading price of our common stock to decline.

The shares of our Common Stock we may issue in the future and the options we may issue in the future may have an adverse effect on the market price of our Common Stock and cause dilution to investors.

We may issue shares of Common Stock and warrants to purchase Common Stock pursuant to private offerings and we may issue options to purchase Common Stock to our executive officers pursuant to their employment agreements. The sale, or even the possibility of sale, of shares pursuant to a separate offering or to executive officers could have an adverse effect on the market price of our Common Stock or on our ability to obtain future financing.

Our stock price may be volatile and you may not be able to sell your shares for more than what you paid.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them. The trading price of our Common Stock has been subject to fluctuations in the past and the market price of our Common Stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new products by us or by our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors. An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

There is no minimum offering.

We do not have a minimum offering requirement, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten offerings, and there can be no assurance we will sell the Maximum Offering or any other amount in this Offering. There is no assurance that we will raise sufficient capital from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Investors may pay less than the then-prevailing market price for our common stock which may reduce the market price for our common stock.

The common stock to be issued to the investors pursuant to this OFFERING will be purchased at a price range between $0.30-$0.50 per share. If the then-prevailing market price exceeds such amount, investors have a financial incentive to sell our common stock quickly to realize the profit equal to the difference between the discounted price and the market price. If the investors sell the shares, the price of our common stock could decrease.

We have broad discretion in how we use the proceeds of this Offering, and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Stock to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering to fund our business strategy, including without limitation, new and ongoing research and development expenses, offering expenses, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

We may terminate this Offering at any time.

We reserve the right to terminate this Offering at any time, regardless of the number of shares of Common Stock sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares of Common Stock offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

Unregistered Sales of Equity Securities and Use of Proceeds

None

Defaults Upon Senior Securities

None.

Mine Safety Disclosures

Not applicable. Other Information None.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 65% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. As of June 30, 2021, the net tangible book value of the Company was $(69,365), which when divided by 13,611,574, the number of Shares of Common Stock issued and outstanding as of August 2, 2021, equates to a net tangible book value of approximately ($0.0050) per share of Common Stock on a pro forma basis. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.0017 per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0033 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.017 per Share. These calculations only include the estimated costs of the offering ($50,000), and such expenses are exceeded they will cause further dilution.

DILUTION TABLE

The price of the current maximum offering price is $0.30 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception.

Assuming completion of the offering, there will be up to 38,611,574 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ deficit of $69,365 as of September 30, 2021.

Percentage of funding	100%	75%	50%	25%

Offering price	$0.30	$0.30	$0.30	$0.30

Shares after offering	38,611,574	32,361,574	26,111,574	19,861,574

Amount of net new funding	$7,500,000	$5,625,000	$3,750,000	$1,875,000

Proceeds, net of est. offering costs	$7,450,000	$5,575,000	$3,700,000	$1,825,000

Book value before offering (per share)	0.0027	(0.022)	(0.022)	(0.022)

Book value after offering (per share)	0.0013	(0.0019)	(0.0088)	(0.0157)

Increase in book value per share	(004)	(0.0201)	(0.0132)	(0.0063)

Dilution to investors	0.0449	0.0519	0.0588	0.0657

Dilution per share of common stock to new investors	90%	104%	118%	131%

USE OF PROCEEDS TO ISSUER

If the Maximum Offering is sold, the maximum gross proceeds from the sale of our Common Stock in this Offering will be $7,500,000. The net proceeds from the total Maximum Offering are expected to be approximately $7,450,000, after the payment of offering costs (including filing fees, and legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Shares). The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expressly reserve the right to change the anticipated use of proceeds if we, in our discretion, deem such change to be necessary or appropriate. We expect from time to time to evaluate the acquisition of businesses, strategic partnership, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best current estimate of the uses of the net proceeds received from the sale of Common Stock in this Offering over the course of 12 months following completion of the Offering, assuming the sale of, respectively, 100%, 75%, 50% and 25% of Shares of the Common Stock offered for sale in this Offering, with the balance of the net proceeds reflected in the line item titled “Unallocated Proceeds for General Corporate Purposes.” Management expects to use the unallocated proceeds from the sale of Common Stock in this Offering in approximately the same proportions reflected in the following table for the purposes specified below on a going-forward basis after the first 12 months following completion of the Offering.

Percent of Offering Sold

	100%	75%	50%	25%
Licensing Fee	$2,000,000	$1,500,000	$1,000,000	$600,000
Marketing & Distribution	$1,440,000	$1,080,000	$720,000	$288,000
Tech Development	$1,080,000	$540,000	$216,000	$81,000
General & Administrative	$2,850,000	$2,422,500	$1,710,000	$855,000
Unallocated Proceeds for General Corporate Purposes	$80,000	$45,000	$79,000	$38,500
TOTAL	$7,450,000	$5,587,500	$3,725,000	$1,862,500

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 6.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its executive officers, as described under “Compensation of Directors and Executive Officers” below. In addition, the Company may use a portion of the proceeds from the sale of Common Stock in this Offering to repay some of the outstanding balance under the Company’s outstanding indebtedness.

We believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 12 months. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 12-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

PLAN OF DISTRIBUTION

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date which is 365 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a)None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b)None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c)None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d)Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this Offering. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this Offering. Also, please see the notes to our Financial Statements for information about our significant accounting policies.

Overview

Cordia Corporation. (the Company) was incorporated in the State of Nevada on April 28, 2000 under the name CyberOpticLabs Inc. On May 25, 2001, the Company filed Articles of Amendment to change the name to Cordia Corporation. The Company is headquartered in Las Vegas, Nevada. The Company’s focus starting in 2020, is on the emerging field of ghost kitchens and virtual restaurants. The Company seeks to build its business based on meeting customer demand for unique on-premises dining and premises convenience. The Company’s plan is to create a portfolio of virtual restaurants appealing to a broad customer base. The Company is actively seeking to acquire locations for ghost kitchens to meet the growth in app-based ordering. Virtual Dining Brands, LLC, a wholly owned subsidiary is organizing a network of social media influencers to support each launch. All of its celebrity and brand partners will be contractually required to regularly post on their social channels. Additionally, the company is working with a variety of influencers ranging from micro influencers in specific cities to recognized food accounts with significant followings to promote the company’s menus. The Company is also developing a TikTok inspired kitchen in Los Angeles which will allow its chefs, influencers and brands to develop short form promotional content for the company’s branded restaurants.

Results of Operations

Results of Operations for the Three Months Ended September 30, 2021, compared to the Three Months Ended September 30, 2020

We had $0 of revenue for the three months ended September 30, 2021, compared to $25,470 in revenue for the three months ended September 30, 2020. The lack of revenue was due to the decision to discontinue operations of our physical restaurant.

Cost of product sales for the three months ended September 30, 2021, was $0 compared to $1,489 for the three months ended September 30, 2020. The lack of cost was due to the discontinued restaurant operations.

Professional fees for the three months ended September 30, 2021, was $28,240 compared to $0 for the three months ended September 30, 2020. The increase in professional fees was due to higher legal and accounting expenses in connection with our Form 10 and Regulation A filings.

General and administrative expenses for the three months ended September 30, 2021, was $8,624 compared to $31,047 for the three months ended September 30, 2020. The decrease in general and administrative expenses was due to development of our menus.

Results of Operations for the Nine Months Ended September 30, 2021, compared to the Nine Months Ended September 30, 2020

We had $207 of revenue for the nine months ended September 30, 2021, compared to $55,893 in revenue for the nine months ended September30, 2020. The decrease in revenue was due to the decision to discontinue operations of our physical restaurant.

Cost of product sales for the nine months ended September 30, 2021, was $0 compared to $19,119 for the nine months ended September 30, 2020. The decrease in cost was due to the discontinued restaurant operations.

Professional fees for the nine months ended September 30, 2021, was $37,980 compared to $0 for the nine months ended September 30, 2020. The increase in professional fees was due to higher legal and accounting expenses.

General and administrative expenses for the nine months ended September 30, 2021, was $20,164 compared to $31,962 for the nine months ended September 30, 2020. The decrease in general and administrative expenses was due to lower administrative costs due to the closure of our operating restaurant locations as we switched to virtual.

Liquidity and Capital Resources

The Company’s unaudited condensed consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. As of September 30, 2021, the Company had $212,190 of third-party and related party short-term debt that is due within the next twelve months. Management’s plan is to obtain such resources for the Company by continuing to earn revenue, obtain capital from management and significant shareholders sufficient to meet its operating expenses and seek equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The Company does not have sufficient cash flow for the next twelve months from the issuance of these unaudited condensed consolidated financial statements. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $8,318,413 as of June 30, 2021. The Company commenced operations in 2020. The Company cannot be certain that it will be successful in these strategies or whether it will require additional funding, nor is it certain that the required funding will be obtained.

Summary of Key Results

Results of Operations during the year ended December 31, 2019 as compared to the year ended December 31, 2020

We generated $74,207 in revenues from our restaurant operations during the years 2020 and zero revenue in 2019. Restaurant operations were discontinued in 2020 to focus on our restaurant subscription business model. We had total operating expenses of $14,430 during the years ended December 31, 2020 and $31,228 for the year ended December 31, 2019. We incurred $30,422 in interest expense for year ended December 31, 2020 and nil in December 31, 2019. During the years ended December 31, 2020 we had a net loss of $1,464 and in 2019 we had a net loss of $31,228.

Results of Operations during the Fiscal Quarter Ended December 31, 2020 Compared to the Fiscal Quarter Ended December 31, 2019.

We had no revenues in the three months ended December 31, 2020 and 2019, and we sustained net losses of $822 and $31,190, respectively, in those periods. Our expenses consisted primarily of general and administrative costs during these periods.

Liquidity and Capital Resources

As of December 31, 2020, the Company has limited business operations and $3,035 in cash. We are dependent upon interim funding provided by Management or an affiliated party to pay professional fees and expenses. Our Management and an affiliated party have agreed to provide funding as may be required to pay for accounting fees and other administrative expenses of the Company. The Company would be unable to continue as a going concern without interim financing provided by Management. As of December 31, 2020, we had $3035 in cash. As of December 31, 2019, we had $0 in cash.

On October 27, 2020, we entered into an unsecured promissory note with Lyons Capital, LLC. The principal amount of the note is $20,000. The annual interest rate is 6% and the maturity date is April 27, 2021. However, the note maturity date has been verbally extended to December 31, 2021.

If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. The Company depends upon services provided by Management and an affiliated party to fulfill its filing obligations under the Exchange Act. At present, the Company has no financial resources to pay for such services.

During the next 12 months we anticipate incurring costs related to business development and public company reporting. We estimate those costs to be:

$6,000 per month for legal and accounting related to maintaining our periodic filings

$8,333 for celebrity guarantees per the license agreements

$5,000 for product development and promotion.

$62,000 for salaries. However, salaries will not be paid unless the Company has available funds. If not paid, such amounts will be accrued.

Total expenses for the upcoming 12 months are estimated to be $81,333 per month.

We will be able to meet these costs as necessary, to be advanced/loaned to us by Management and/or an affiliated party. We do not have an agreement at this time with Management and/or an affiliated party to provide additional capital to fund operations.

On December 31, 2020 and December 31, 2019, we have had $3,035 in current assets and $0 in current assets, respectively.

Off-Balance Sheet Arrangements

As of December 31, 2020, and 2019, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

On December 21, 2020, the Company, through its subsidiary, Virtual Dining Brands, LLC (“Virtual Dining”) entered into a license agreement with Electra Blue Productions f/s/o Carmen Electra (“Electra”) whereby Virtual Dining has been granted the right to use Electra’s name, image, likeness and endorsement. In exchange, Virtual Dining shall pay to Electra, a Royalty Compensation equal to twenty percent (20%) of the Gross Receipts during each contract year of the Term. In addition, Electra shall be entitled to a minimum annual guarantee of Fifty Thousand Dollars ($50,000) of Royalty Compensation. Furthermore, Electra shall be entitled to acquire for one Dollar ($1.00), Two Hundred Thousand (200,000) Restricted Common shares of Cordia Corporation, the parent corporation of Virtual Dining Brands, LLC during the term.

On December 21, 2020, the Company, through its subsidiary, Virtual Dining Brands, LLC (“Virtual Dining”) entered into a license agreement with Prince Marketing Group f/s/o Denise Richards (“Richards”) whereby Virtual Dining has been granted the right to use Richard’s name, image, likeness and endorsement. In exchange, Virtual Dining shall pay to Richards, a Royalty Compensation equal to twenty percent (20%) of the Gross Receipts during each contract year of the Term. In addition, Richards shall be entitled to a minimum annual guarantee of Fifty Thousand Dollars ($50,000) of Royalty Compensation. Furthermore, Richards shall be entitled to acquire for one Dollar ($1.00), Five Hundred Thousand (500,000) Restricted Common shares of Cordia Corporation, the parent corporation of Virtual Dining Brands, LLC during the term.

On December 23, 2020, the Company, through its subsidiary, Virtual Dining Brands, LLC (“Virtual Dining”) entered into a license agreement with Prince Marketing Group f/s/o Holly Niederkohr (“Niederkohr”) whereby Virtual Dining has been granted the right to use Niederkohr’s name, image, likeness and endorsement. In exchange, Virtual Dining shall pay to Niederkohr, a Royalty Compensation equal to forty percent (40%) of the Gross Receipts during each contract year of the Term. In addition, Niederkohr shall be entitled to acquire for one Dollar ($1.00), Two Hundred Thousand (200,000) Restricted Common shares of Cordia Corporation, the parent corporation of Virtual Dining Brands, LLC during the term.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the three months ended June 30, 2021 and are included elsewhere in this registration statement.

DESCRIPTION OF BUSINESS

Our Company History

Cordia Corporation ("Cordia" or the “Company”), formerly CyberOpticLabs, Inc., was organized on June 22, 1988. Between 2001 and late 2010, Cordia Corporation operated as a long-distance provider, VoIP provider and value-added service provider on a domestic and international scale. The company ceased operations in 2010.

On July 22, 2019, Churchill Schwartz, LLC, a Wyoming corporation, was appointed the custodian of the Company by the Nevada Eight Judicial District Court, Case No. A-19-794507-B. Peter Klamka is the managing member of Churchill Schwartz, LLC.

On September 26, 2019, the Company filed a certificate of reinstatement with the state of Nevada.

On November 11, 2019 at a shareholders meeting, the Company appointed Peter Klamka as its Chief Executive Officer and Chief Financial Officer after a meeting of shareholders.

On February 28, 2020, the Nevada Eight District Judicial Court issued an order discharging the custodian.

The Company has fully impaired all assets since the shutdown of its operations in 2010. and recorded the effects of this impairment as part of its discontinued operations.

Since the custodial proceedings, the Company the company has entered into the hospitality and restaurant industry. It operated a restaurant in Las Vegas, Nevada from May 2020 until September 30, 2020. Full service restaurant operations were discontinued due to pandemic related decline in business.

The company has developed a subscription based virtual restaurant business since the termination of the custodianship. The company will attempt to build out its virtual restaurant business. In addition, the company has entered into licensing agreements with Denise Richards, Carmen Electra and Holly Sonders to use their name, image, likeness and endorsement of menus. The Company intends to generate revenue through the sale of subscriptions to menus it has developed or are presently developing. Restaurants will pay a monthly subscription fee to carry our celebrity branded menus. Furthermore, the Company will be entitled to an additional amount of 5% of the gross sales of the Company’s menu items from restaurants that carry the Company’s brands.

Example: Restaurant X pays a monthly fee of $500 per menu to the Company. The Company will also be entitled to 5% of sales of that menu. The Company has three separate licensing agreements for each celebrity.

License Agreement #1- Carmen Electra

For the licensing agreement with Carmen Electra, the Company retains 80% of the aggregate of all sales of licensed products sold by or on behalf of Virtual Dining (Gross Receipts) and will pay the remaining 20% of gross receipts to Carmen Electra.

License Agreement #2- Denise Richards

For the licensing agreement with Denise Richards, the Company retains 80% of the aggregate of all sales of licensed products sold by or on behalf of Virtual Dining (Gross Receipts) and will pay the remaining 20% of gross receipts to Denise Richards.

License Agreement #3- Holly Sonders Niederkohr

For the licensing agreement with Holly Sonders Niederkohr, the Company retains 60% of the aggregate of all sales of licensed products sold by or on behalf of Virtual Dining (Gross Receipts) and will pay the remaining 40% of gross receipts to Holly Sonders Niederkohr.

In the aggregate, the Company will retain 80% of gross receipts from their licensing agreement with Carmen Electra, the Company will retain 80% of gross receipts from their licensing agreement with Denise Richards and the Company will retain 60% of gross receipts from their licensing agreement with Holly Sonders Niederkohr for a period of 36 months. In addition, the licensing agreements have been filed as exhibits to this offering.

A virtual restaurant is a food service business that serves customers exclusively by delivery based on phone orders or online food ordering. It is a separate food vendor entity that operates out of an existing restaurant's kitchen. By not having a full-service restaurant premise with a storefront and dining room, virtual restaurants can economize by occupying cheaper real estate.

The Company’s common stock is subject to quotation on the OTC Pink Sheets under the symbol CORG. There is currently only a limited trading market in the Company’s shares nor do we believe that any active trading market has existed for approximately the last 10 years. There can be no assurance that there will be an active trading market for our securities following the effective date of this registration statement under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Form S-8

If a company ceases to be a Shell Company, it may use Form S-8 sixty calendar days after it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months or for such shorter period that it has been required to file such reports and materials after the company files "Form 10 information," which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act.

Unavailability of Rule 144 for Resale

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non- Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that was previously a Shell Company. We have previously identified our company as a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our previous classification as a Shell Company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we ceased to be a Shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Very Limited Liquidity of our Common Stock

Our common stock trades on the OTC Pink Sheet Market under the symbol CORG. As a result, there is only limited liquidity in our common stock.

Our financial preparers have expressed substantial doubt about our ability to continue as a going concern

Our financial statements for the Quarters ended June 30, 2021, and 2020, were prepared using the assumption that we will continue our operations as a going concern. Our financial preparers have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Competition

Our market is a highly competitive market. We compete with established restaurants, national chain restaurants, other franchise opportunities, other virtual restaurants, meal delivery services, and independent restaurants.

Employees

Peter C. Klamka, our is our Chief Executive Officer. Mr. Klamka is not obligated to devote any specific number of hours per week. However, Mr. Klamka expects to work a minimum of 120 hours per month.

The amount of time he will devote in any time period will vary based on his availability.

Charlie Yi is our Chief Innovation Officer. Mr. Yi is not obligated to devote any specific number of hours per week. However, Mr. Yi expects to work a minimum of 120 hours per month.

The amount of time he will devote in any time period will vary based on his availability.

Conflicts of Interest

The Company’s Management is not required to commit its full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. In the future, Management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. Management will act in what it believes will be in the best interests of the shareholders of the Company.

Peter Klamka serves as Managing Member of Rideshare Las Vegas, LLC a company that provides hospitality and transportation services. Peter Klamka also serves as managing member of More Management, LLC, a cryptocurrency consulting company.

Charlie Yi does not serve as an officer or director of any company public or private.

Properties

The company does not currently lease any property. The company operates remotely and receives mail and other correspondence through its registered agent.

Legal Proceedings

From time to time, we may be subject to litigation and claims arising in the ordinary course of business. We are not currently a party to any material legal proceedings, and we are not aware of any pending or threatened legal proceeding against us that we believe could have a material adverse effect on our business, operating results, cash flows or financial condition.

Corporate Information

Our principal executive offices are located at 401 Ryland St., Reno, NV 89502, and our telephone number is (213) 915-6673. Our website address is www.cordiakitchens.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this offering.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name and age of officers and director as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the board of directors, or his successor is elected and qualified.

Name	Position	Age
Peter Klamka	Chief Executive Officer and Chairman	50
Charlie Yi	Chief Innovation Officer	56

Peter Klamka, 50, has been CEO and Chairman of the Company since November 11, 2019. Mr. Klamka is a private investor who brings twenty-five (25) years of business experience. Peter has a diverse knowledge of financial, legal and operations management; public company management, accounting, audit preparation, due diligence reviews and corporate fundraising.

Other expertise includes early stage company capital restructuring, product licensing, cryptocurrency development, marketing, debt financing, and mergers and acquisitions.

Since 2016, Mr. Klamka has served as the managing member of Rideshare Las Vegas, LLC, a hospitality and transportation company. He continues in this role presently. Since 2018, Mr. Klamka has also served as the managing member of More Management, LLC a company that provides nightlife services and live events. He continues in this role presently. Both of these companies are privately held. Mr. Klamka does not serve as an officer or director for any other publicly traded companies.

Mr. Klamka was selected to serve as a director due to his extensive knowledge of the capital markets, abilities in assessing business strategies and possible risks, and his expertise with early stage ventures.

Charlie Yi, Chief Innovation Officer, comes to Cordia with over 20 years of experience in venture investment, food delivery, and ghost kitchen operations. Previous to Cordia, he was the founder and CEO of Zipster, one of the early players in ghost kitchens, with operations in Brazil and the USA. Previously to Zipster, he was a Managing Director at Cedrus Investments, where he focused on consumer internet growth investments in Asia. He was also an early member of Kozmo.com, a pioneer in on-demand food delivery. Charlie started his career at JP Morgan and Booz Allen & Hamilton. Charlie holds a BS degree in Mechanical Engineering from Columbia Engineering and an MBA from the University of Chicago.

Our director holds office until the next annual meeting of stockholders and until his successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

Our director, officer or affiliates have not, within the past ten years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act of 1934, our office and director has informed us that he intends to file reports that may be required to be filed under Section 16(a).

Board of Directors

Each director is elected to the board of directors and serves until his or her successor is elected and qualified, unless he or she resigns or is removed earlier. each of our officers is elected by our board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is earlier removed from office or resigns.

At the very least, we will reimburse all directors for expenses incurred in attending directors’ meetings provided that we have sufficient resources to pay these expenses. We will consider in applying for officers and directors liability insurance at such time that we have the financial resources to do so.

Currently, our Board of Directors consists of a single member, our CEO Peter Klamka.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

As of the date hereof, we have not established any board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Potential Conflicts

The OTC Markets, on which we have our shares of common stock quoted, does not currently have any director independence requirements.

No member of management will be required by us to work on a full-time basis. Peter Klamka and Charlie Yi expect to work a minimum of 120 hours per month each. Peter Klamka serves as Managing Member of Rideshare Las Vegas, LLC a company that provides hospitality and transportation services. Peter Klamka also serves as managing member of More Management, LLC a cryptocurrency consulting company. Charlie Yi does not serve as an officer or director of any company public or private. Peter Klamka is serving as the Company’s principal accounting officer. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

Currently we have only one director, Peter Klamka, who is also our Chairman, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

●been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; or

●been subject or a party to or any other disclosable event required by Item 401(f) of Regulation S-K.

Code of Business Conduct and Ethics

Upon incorporation we adopted a written code of ethics applicable to our board of directors, officers and employees in accordance with applicable Federal and states securities laws. Our board of directors shall oversee compliance with the code of ethics as it relates to the company through an officer designated by the board. Employees are required to report known and suspected breaches of our code of ethics to an appropriate supervisor, or in the case of officers and directors, to a senior officer designated by our board of directors. Our code of ethics is designed to deter wrongdoing and to promote:

●honest and ethical conduct;

●full, fair, accurate, timely and understandable disclosure in reports and documents that we will file with securities regulators and in our other public communications;

●compliance with applicable laws, rules and regulations, including insider trading compliance; and

●accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named directors, executive officers and key employees for the fiscal years ended December 31, 2020 and 2019:

Name and Principal Position	Period	Base Salary ($)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)
Peter Klamka (1)
Chief Executive Officer and Chairman	Fiscal Year ended December 31, 2020	500,000	-		500,000
	Fiscal Year ended December 31, 2019		-		-
Charlie Yi (2)
Chief Innovative Officer	Fiscal Year ended December 31, 2020	300,000	2,700,000		- 300,000
	Fiscal Year ended December 31, 2019

Peter Klamka entered into an agreement to be paid $500,000 annual cash compensation for year ending Dec 31, 2021. No payments have been made as of 8/16/2021.

Charlie Yi entered into an agreement to be paid $300,000 annual cash compensation for year ending Dec 31, 2021. No payments have been made as of 8/16/2021.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share- based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant. The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of June 30, 2021, and 2020, respectively, there was $Nil of unrecognized expense related to non-vested stockbased compensation arrangements granted. There have been no options granted during the three months ended June 30, 2021, and 2020 respectively.

Director Compensation

We have no arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

Compensation Committee

We do not have a separate compensation committee. Instead, our board of directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers our stock option plans and other benefit plans, if any, and considers other matters that may be brought forth to it.

Risk Management Considerations

We believe our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The company has received advances totaling $48,648 from Peter Klamka, our sole officer/director. These advances are non-interest bearing and payable on demand. The Company has since paid back to Mr. Klamka the monies advanced and as of September 30, 2021, there is $0 in Notes Payable due to Mr. Klamka.

On May 6, 2020, the Company entered into an agreement with Rideshare Las Vegas, LLC a related entity owned by Peter Klamka, for the purchase of a leasehold interest in a restaurant owned by it, known as Blind Pig situated at 4515 Dean Martin Drive, Las Vegas, Nevada.

The restaurant generated revenue through the sale of ready to eat meals on premises and for takeout.

The purchase price for the leasehold interest was $1,500,000, to be paid for by issuance of a promissory note bearing interest at the rate of 5% per annum. The note called for principal repayments of $25,000 per month commencing November 1, 2020 over five years. Interest was to accrue during the term of note and paid after all principal payments had been made. The promissory note contained the option of conversion into our common stock at a price of $0.50 per common share.

Due to COVID-19 pandemic and the significant drop in revenue, it became clear that the Company would not be able to honor its obligations under the promissory note. On September 30, 2020 by mutual agreement both parties agreed to the cessation of the May 6, 2020 agreement. Consequently, the leasehold interest was returned to Rideshare. Any accrued interest from May 6, 2020 to September 30, 2020 was set up as if paid and shown as a loan to Peter Klamka who is also the owner of Rideshare.

Review, Approval and Ratification of Related Party Transactions

Our board of directors is responsible to approve all related party transactions. Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officers, directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee of the company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Currently, Peter Klamka is our sole director. According to the NASDAQ definition, Mr. Klamka is not an independent director because he currently holds the title of an officer in the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock and Preferred Stock as of August 2, 2021 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group as of August 2, 2021.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned, and percentage ownership is based on 13,611,574 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

	Common Stock Beneficially	Percentage of Common Stock
	Owned (1)	Owned (1)
Peter Klamka 401 Ryland St. 200-A Reno, Nevada 89502 Director and Officer (1 person)	61,000.004%
Geils & Co LLC1866 * Leithsville Rd Hellertown, PA 18055	2,295,000	16.86%
Geils Ventures LLC * 1866 Leithsville Rd #301 Hellertown, PA 18015	2,000,000	14.69%
Melanie Minella 19 Jennie Lane Westport, CT	850,000	6.24%

Applicable percentage ownership is based on 13,611,574 shares of common stock outstanding as of August 2, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 2, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

*The control person of Geils & Co LLC and Geils Ventures, LLC is Alexander Minella who has dispositive power over all the shares

SECURITIES BEING OFFERED

The following is a summary of the rights of our Common Stock as provided in our Certificate of Incorporation, and bylaws. For more detailed information, please see our Certificate of Incorporation and bylaws which have been filed (or incorporated by reference) as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

Our Certificate of Incorporation authorize the issuance of 105,000,000 shares of common stock, par value $0.001. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends prior to a business combination transaction, nor can there be any assurance that any dividends will be paid following any business combination.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Cordia or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, ( i.e ., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

Our articles of incorporation authorize the issuance of 105,000,000 shares of Common Stock. The holders of our Common Stock:

●have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

●are entitled to share ratably in all of the assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs;

●do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

●are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

Authorized but Unissued Capital Stock

Nevada law does not require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock (or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks (which they currently are and probably will be for the foreseeable future). Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this S-1, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Markets under the symbol CORG. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Period	High	Low
Year Ended December 31 2019:
First Quarter	$0.001	$0.002
Second Quarter	$0.001	$0.018
Third Quarter	$0.015	$0.038
Fourth Quarter	$0.019	$0.078
Year Ended December 31, 2020
First Quarter	$0.017	$0.235
Second Quarter	$0.024	$0.135
Third Quarter	$0.079	$0.251
Fourth Quarter	$0.078	$0.395

As of June 30, 2021, our shares of common stock were held by approximately 161 stockholders of record. The transfer agent of our common stock is Colonial Stock Transfer with the telephone number of (801) 355-5740.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available, therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our common stock is authorized for issuance has been adopted during the three months ended June 30, 2021, and 2020.

Selected Provisions of the Nevada Revised Statutes

Directors’ Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and shippers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters’ Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

●listed on a national securities exchange,

●included in the national market system by the Financial Industry Regulatory Authority (“FINRA”), or

●held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner’s interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days’ written notice. The records covered by this right include official copies of:

●the articles of incorporation, and all amendments thereto,

●bylaws and all amendments thereto; and

●a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our most recent annual report on Form 10-K. You can view these and our other filings at www.sec.gov in the “EDGAR” database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders’ meeting held upon the request and at the expense of the acquiring person. If the acquiring person’s shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company’s outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company’s articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS

78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder.” As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the Exchange Act, unless the company’s articles of incorporation provide otherwise.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, a “resident domestic corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

●the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

●our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws

Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate exhilaw or the applicable terms of our articles of incorporation.

Transfer Agent

The transfer agent for our common stock is Colonial Stock Transfer Co., Inc., 66 Exchange Place Suite 100 Salt Lake City, Utah 84111. Its telephone number is (801) 355-5740.

EXPERTS

BF Borgers CPA PC independent registered public accounting firm has audited our consolidated financial statements at December 31, 2020 and 2019, and for the years then ended, as stated in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern) appearing elsewhere herein. We have included our financial statements in this prospectus and elsewhere in the offering circular in reliance on the report of BF Borgers CPA PC, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Jonathan D. Leinwand, P.A. of Aventura, Florida, will issue to Cordia, Corp. its opinion regarding the legality of the common stock being offered hereby. Jonathan D. Leinwand, P.A. has consented to the references in this offering to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on our website. At this time, we do not provide a link on its website to such filings, and there is no estimate for when such a link on our website will be available.

We also have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, of which this Prospectus is a part, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this S-1 regarding the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement and all exhibits thereto also may be found on the EDGAR system at the SEC’s website.

PART III – EXHIBITS

EXHIBIT INDEX
Exhibit
No.	Description

2.1

Certificate of Incorporation – (Incorporated by reference from Form 10-Q for fiscal quarter ended March 31, 2000, Exhibit 3.1). With reference to exhibit 2.1 filed on the Company’s form 10-A dated May 25, 2021.

2.2	By-laws (Incorporated by reference from Form 10-Q for fiscal year ended March 31, 2000, Exhibit 3.2). With reference to exhibit 2.2 filed on the Company’s form 10-A dated May 25, 2021.

2.3

Certificate of Revival with the state of Nevada, dated October 8, 2019, appointing Peter Klamka as, President, Secretary, Treasurer and Director. With reference to exhibit 2.3 filed on the Company’s form 10-A dated May 25, 2021.

2.4

Certificate of Designation of Preferences (incorporated by reference to Exhibit 10.3 of our Form 8-K filed with the Commission on March 7, 2005). With reference to exhibit 10.4 filed on the Company’s form 10-K filed on March 31, 2008.

4.1*	Subscription Agreement.

6.1	Loan Agreement. With reference to exhibit 10.0 filed on the Company’s form 10-A dated May 25, 2021.

6.2	License Agreement between Prince Marketing Group f/s/o Denise Richards and Virtual Dining Brands, LLC dated December 21, 2020.

6.3	License Agreement between Electra Blue Productions f/s/o Carmen Electra (“Electra”) dated December 21, 2020.

6.4	License Agreement between Prince Marketing Group f/s/o Holly Niederkohr (“Niederkohr”) dated December 23, 2020.

6.5	Securities Purchase Agreement between Cordia Corporation and Leonite Fun I, LLC as of July 7, 2021

7.1	Notice of Entry of Order, dated, July 19, 2019, Case No.: A-19-794507-B 11.2*

11.2*	Consent of Jonathan D. Leinwand, P.A. (included in Exhibit 12.1)

12.1*	Opinion of Jonathan D. Leinwand, P.A.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on August2, 2021.

CORDIA, CORP.

By:/s/ Peter Klamka

Peter Klamka

Chairman, Chief Executive Officer, Chief Financial Officer,

and Principal Accounting Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE

/s/ Peter Klamka	Chairman, Chief Executive Officer and	December 13, 2021
Peter Klamka	Chief Financial Officer
(principal executive officer,
principal financial officer and principal
accounting officer)

Page
FINANCIAL INFORMATION

Financial Statements	F-1

Consolidated Balance Sheets – September 30, 2021 (Unaudited) and December 31, 2020	F-2

Consolidated Statements of Operations for the three months ended September 30, 2021, and 2020	F-3

Consolidated Statements of Changes in Stockholders’ Equity for the three months ended September 30,
2021, and 2020	F-4

Consolidated Statements of Cash Flows for the three months ended September 30, 2021 and 2020	F-5

Notes to Condensed Consolidated Financial Statements for the three months ended September 30 and
2020	F-6

CORDIA CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(UNAUDITED)	(AUDITED)
ASSETS

CURRENT
Cash	$ 108,436	$ 3,035
Prepaid expenses	-	-

TOTAL ASSETS	$ 108,436	$ 3,035

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES

Accounts payable and accrued liabilities	$ 8,186	$ 3,717
Note payable - Peter Klamka	-	12,010
Note payables - other	212,190	20,000
Stock payable	21,500	-

	241,876	35,727

STOCKHOLDERS' DEFICIT

Common stock, $.001 par value, 105,000,00 shares authorized	13,612	13,612
- issued and outstanding - 13,611,574, December 31, 2020 - 13,611,574
Treasury shares - nil, December 31, 2020 - 347,544	-	(348)
Additional paid in capital	8,306,384	8,235,784
Deficit	(8,453,436)	(8,281,740)

Total Stockholders Deficit	(133,440)	(32,692)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 108,436	$ 3,035

CORDIA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the three months ended	For the three months ended	For the nine months ended	For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
SALES	$ -	$ 25,470	$ 207	$ 55,893

COST OF SALES	-	1,489	-	19,119

GROSS PROFIT	-	23,981	207	36,774
OPERATING EXPENSES
Professional fees	28,240	-	37,980	-
Consulting fees	46,500	4,590	46,500	4,590
License fees	10,000	-	25,000	-
General and administrative	8,624	31,047	20,164	31,362

Total Operating Expenses	93,364	35,637	129,644	35,952

Operating Income(Loss)	(93,364)	(11,656)	(129,437)	822

Interest expense	(26,232)	-	(26,832)	-
Interest expense - warrants	(15,427)	-	(15,427)	-

Net Income (Loss)	$ (135,023)	$ (11,656)	$ (171,696)	$ 822
Weighted average number of common shares outstanding	13,611,574	13,611,574	13,611,574	13,611,574

Net Income(Loss) per common share
- Basic and fully diluted	$ (0.01)	$ (0.00)	$ (0.01)	$ 0.00

CORDIA CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FROM JANUARY 1, 2021 TO SEPTEMBER 30, 2021
	(UNAUDITED)

	Common Stock		Treasury Shares		Paid In	Accumulated
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	TOTALS

Balance - January 1, 2021	13,611,574	$ 13,612	(347,544)	$ (348)	$ 8,235,784	$ (8,281,740)	$ (32,692)
Retirement for treasury shares	-	-	347,544	348	-	-	348
Issuance of warrants	-	-	-	-	70,600	-	70,600
Net income (loss)	-	-	-	-	-	(171,696)	(171,696)

Balance - September 30, 2021	13,611,574	$ 13,612	-	$ -	$ 8,306,384	$ (8,453,436)	$ (133,440)

CORDIA CORPORATION
CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the three months ended	For the three months ended	For the nine months ended	For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020

Cash Flows from Operating Activities
Net income (loss)	(135,023)	$ (11,656)	$ (171,696)	$ 822

Adjustments to reconcile net loss to net cash used in operating activities
Interest expense - debt issuance costs	16,697	-	16,697	-
Interest expense - warrants	15,427	-	15,427	-

Changes in operating assets and liabilities
Prepaid expenses	-	-	-	-
Accounts payable and accrued liabilities	7,717	(33,606)	4,817	(33,606)

Net Cash Used in Operating Activities	(95,182)	(45,262)	(134,755)	(32,784)

Cash Flows from Financing Activities
Notes payable - net changes	203,518	36,277	240,156	32,784

Net Cash Provided by Financing Activities	203,518	36,277	240,156	32,784

Net Change in Cash	108,336	(8,985)	105,401	-

Cash and Cash Equivalents - Beginning of period	100	8,985	3,035	-

Cash and Cash Equivalents - End of period	$ 108,436	$ -	$ 108,436	$ -

CORDIA CORPORATION

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS NINE MONTHS ENDED SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020 (UNAUDITED)

NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

Description of Business

Cordia Corporation (the “Company”) was incorporated in the State of Nevada on April 28, 2000 under the name CyberOpticLabs Inc. On May 25, 2001, the Company filed Articles of Amendment to change the name to Cordia Corporation. The Company is headquartered in Las Vegas, Nevada.

The Company’s focus starting in 2020 is on the emerging field of ghost kitchens and virtual restaurants. The Company seeks to build its business based on meeting customer demand for unique on-premises dining and premises convenience. The Company’s plan is to create a portfolio of virtual restaurants appealing to a broad customer base. The Company is actively seeking to acquire locations for ghost kitchens to meet the growth in app- based ordering.

Virtual Dining Brands, LLC, a wholly owned subsidiary, is organizing a network of social media influencers to support each launch. All of its celebrity and brand partners will be contractually required to regularly post on their social channels. Additionally, the Company is working with a variety of influencers ranging from micro influencers in specific cities to recognized food accounts with significant followings to promote the Company’s menus.

The Company is also developing a TikTok inspired kitchen in Los Angeles which will allow its chefs, influencers and brands to develop short form promotional content for the Company’s branded restaurants.

Basis of Presentation

The financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles (GAAP).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $8,448,392 as of September 30, 2021. The Company commenced operations in 2020. The Company cannot be certain that it will be successful in these strategies or whether it will require additional funding, nor is it certain that the required funding will be obtained.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of intangible assets.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments, including trade and other receivables, available for-sale debt securities, held-to-maturity debt securities and loans, and requires entities to use a new forward-looking expected loss model that will result in the earlier recognition of an allowance for losses. This update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for a fiscal year beginning after December 15, 2018, including interim periods within that fiscal year. Entities apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. As of December 31, 2019, this new standard has no impact on the current financial reporting.

On January 26, 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The new standard eliminates Step 2 from the goodwill impairment test. An entity should recognize a goodwill impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value. This standard is effective for public business entities in fiscal years beginning after December 15, 2019, and the standard was adopted and applied prospectively by the Company as of December 31, 2019, this new standard has no impact on the current financial reporting.

New Accounting Pronouncement

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, ("ASU 2019-12") which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. The new standard is effective for fiscal years beginning after December 15, 2020. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. We do not expect adoption of this standard to have a material effect on our financial statements.

Cash Equivalents and Short-Term Investments

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-Level 1: Quoted prices in active markets for identical assets or liabilities

-Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risk

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, and accounts payable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of September 30, 2021 and 2020, respectively, there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the six months ended September 30, 2021 and 2020 respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of June 30, 2021 and 2020 respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at September 30, 2021 and September 30, 2020 respectively. Due to net operating losses, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expire, or when terminated by  judicial authority such as  the  granting of  a  declaratory judgment. Debts  to  related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Debt Issued with Warrants

The Company considers guidance within ASC 470-20, Debt (ASC 470), ASC 480, and ASC 815 when accounting for the issuance of convertible debt with detachable warrants. The Company classifies stock warrants as either equity instruments, derivative liabilities, or liabilities depending on the specific terms of the warrant agreement. In circumstances in which debt is issued with liability-classified warrants, the proceeds from the issuance of convertible debt are first allocated to the warrants at their full estimated fair value and established as both a liability and a debt discount. The remaining proceeds, as further reduced by discounts created by the bifurcation of embedded derivatives and a beneficial conversion feature, is allocated to the debt. The Company accounts for debt as liabilities measured at amortized cost and amortizes the resulting debt discount from the allocation of proceeds, to interest expense using the effective interest method over the expected term of the debt instrument pursuant to ASC 835, Interest (ASC 835).

NOTE PAYABLE

Amounts due to Lyons Capital Inc. are unsecured, and bear interest at the annual rate of 6%. The loan due date has been extended to December 31, 2021.

On July 7, 2021, the Company entered into a Securities Purchase Agreement with Leonite Fund 1 LLC.(“Leonite”), whereby Leonite would advance to the Company a total of $500,000. The Company will issue a convertible note for a total consideration of $568,181.82 with a discount of $68,181.82 given back to Leonite. The convertible note bears interest at the greater of bank prime plus 6% or 12% per annum.

As part of the consideration for the advancing of funds, the Company will issue to Leonite, 50,000 shares of restricted common stock and the issuance of stock warrants for a total of 200,000 shares of restricted common shares at $1.00 per share. These warrants expire on July 7, 2026.

To date the Company has received $250,000 from Leonite which is due July 2022. No common stock has been issued to date.

STOCK WARRANTS

As stated above, on July 7, 2021, the Company issued stock warrants for a total of 200,000 shares of restricted common shares at $1.00 per share. These warrants expire on July 7, 2026.

The Company measures the fair value of the vested portion of the issued warrants based on a Binomial option pricing model using certain assumptions discussed in the following paragraph, and the closing market price of the Company's common stock on the date of the fair value determination.

The assumptions used in the valuation of warrants were as follows:

Risk-free interest rate	0.79%
Life of warrant	5 years
Expected stock price volatility	138%
Expected dividend yield	$0.0

The risk-free interest rate is based on the yield of Daily U.S. Treasury Yield Curve Rates with terms equal to the life of the warrants as of the grant date. The expected stock price volatility is based on the Companies’ historical stock price volatility.

INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of September 30, 2021 and 2020:

Description	2021	2020
Net operating loss carry forward	$ 8,418,797	$ 8,267,798
Valuation allowance	(8,418,797)	(8,267,798)
Total	$-	$ -

As of September 30, 2021, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

In December 2020, the Company entered into 3 separate and identical license agreements for the use of the names of Holly Niederkohr, Denise Richards and Carmen Electra as endorsers of proposed advertisements, promotions and sale of Company products for a term of 36 months.

Compensation for each of the participants in the license agreements is as follows:

Holly Niederkohr

A royalty compensation of 40% of the gross receipts of the Licensed Products sold calculated on a monthly basis. Holly Niederkohr is also entitled to purchase 200,000 shares of restricted common stock of the Company, for a price of $1.00 per share.

Denise Richards

A royalty compensation of 20% of the gross receipts of the Licensed Products sold calculated on a monthly basis. The minimum annual guarantee of compensation will be $50,000. Upon execution of this agreement, the Company paid an advance amount of $5,000. An additional $5,000 shall be paid upon approval by Richards and the Company of the menu.

Additionally, Denise Richards is entitled to purchase 500,000 shares of restricted common stock of the Company, for a price of $1.00 per share.

Denise Richards is also entitled to an additional cash payment of $50,000 upon the closing of any equity financing for the Company in excess of $2,000,000.

In the event that the control of the Company is sold to a third party or the Company commences trading on the New York or Nasdaq Stock Exchange, Richards is entitled to receive an additional $250,000 at closing or on the first day of trading.

Carmen Electra

A royalty compensation of 20% of the gross receipts of the Licensed Products sold calculated on a monthly basis. The minimum annual guarantee of compensation will be $50,000. Upon execution of this agreement, the Company paid an advance amount of $5,000. An additional $5,000 shall be paid upon approval by Electra and the Company of the menu.

Carmen Electra is entitled to purchase 200,000 shares of restricted common stock of the Company, for a price of $1.00 per share.

SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure.

CORDIA, CORP.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Cordia Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cordia Corporation as of December 31, 2020, and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020 Lakewood, CO

December 27, 2021

CORDIA CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS Cash	$3,035	$-
TOTAL ASSETS	$3,035	$-
LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES Accounts payable and accrued liabilities	$3,717	$3,500
Note payable - Peter Klamka	12,010	-
Note payable - other	20,000	27,728
	35,727	31,228
STOCKHOLDERS' DEFICIT Common stock, $.001 par value, 105,000,00 shares authorized	13,612	13,612
- issued and outstanding - 13,611,574, 2018 - 13,611,574 Treasury shares - 347,544, 2018 - 347,544	(348)	(348)
Additional paid in capital	8,235,784	8,235,784
Deficit	(8,281,740)	(8,280,276)
Total Stockholders’ Deficit	(32,692)	(31,228)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,035	$-

See Accompanying Notes

See notes to consolidated financial statements F-13

CORDIA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
SALES	$74,207	$-
COST OF SALES	30,819	-
GROSS PROFIT	43,388	-
OPERATING EXPENSES Professional fees	5,000	9,795
Rent	6,500	-
General and administrative	2,930	21,433
Total Operating Expenses	14,430	31,228
Operating Income(Loss)	28,958	(31,228)
Interest paid	(30,422)	-
Net Income(Loss)	(1,464)	(31,228)
Weighted average number of common shares outstanding	13,611,574	13,611,574
Net Income(Loss) per common share - Basic and fully diluted	$-	$-

See notes to consolidated financial statements.

CORDIA CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

COMMON STOCK Paid In Accumulated

# of Shares Amount			Capital	Deficit	TOTALS
Balance - January 1, 2019	13,611,574	13,612	8,235,784	(8,249,048)	348
Net income(loss) - December 31, 2019	-	-	-	(31,228)	(31,228)
Balance - December 31, 2019	13,611,574	13,612	8,235,784	(8,280,276)	(30,880)
Net income(loss) - December 31, 2020	-	-	-	(1,464)	(1,464)
Balance - December 31, 2020	13,611,574	$13,612	$8,235,784	$(8,281,740)	$(32,344)

See notes to consolidated financial statements F-15

CORDIA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
Cash Flows from Operating Activities Net loss	$(1,464)	$(31,228)
Changes in operating assets and liabilities Accounts payable	217	3,500
Net Cash Used in Operating Activities	(1,247)	(27,728)
Cash Flows from Financing Activities Notes payable - net changes	4,282	27,728
Net Cash Provided by Financing Activities	4,282	27,728
Net Change in Cash	3,035	-
Cash and Cash Equivalents - Beginning of year	-	-
Cash and Cash Equivalents - End of year	$3,035	$-

See notes to consolidated financial statements

CORDIA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS AT DECEMBER 31, 2020

1.NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

Description of Business

Cordia Corporation. (the Company) was incorporated in the State of Nevada on April 28, 2000 under the name CyberOpticLabs Inc. On May 25, 2001, the Company filed Articles of Amendment to change the name to Cordia Corporation. The Company is headquartered in Las Vegas, Nevada.

The Company’s focus starting in 2020, is on the emerging field of ghost kitchens and virtual restaurants. The Company seeks to build its business based on meeting customer demand for unique on-premises dining and premises convenience. The Company’s plan is to create a portfolio of virtual restaurants appealing to a broad customer base. The Company is actively seeking to acquire locations for ghost kitchens to meet the growth in app- based ordering.

Virtual Dining Brands, LLC, a wholly owned subsidiary is organizing a network of social media influencers to support each launch. All of its celebrity and brand partners will be contractually required to regularly post on their social channels. Additionally, the company is working with a variety of influencers ranging from micro influencers in specific cities to recognized food accounts with significant followings to promote the company’s menus.

The Company is also developing a TikTok inspired kitchen in Los Angeles which will allow its chefs, influencers and brands to develop short form promotional content for the company’s branded restaurants.

Basis of Presentation

The financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles (GAAP).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $8,281,740 as of December 31, 2019. The Company commenced operations in 2020. The Company cannot be certain that it will be successful in these strategies or whether it will require additional funding, nor is it certain that the required funding will be obtained.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of intangible assets.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses, (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments, including trade and other receivables, available for-sale debt securities, held-to-maturity debt securities and loans, and requires entities to use a new forward-looking expected loss model that will result in the earlier recognition of an allowance for losses. This update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for a fiscal year beginning after December 15, 2018, including interim periods within that fiscal year. Entities apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. As of December 31, 2019, this new standard has no impact on the current financial reporting.

On January 26, 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The new standard eliminates Step 2 from the goodwill impairment test. An entity should recognize a goodwill impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value. This standard is effective for public business entities in fiscal years beginning after December 15, 2019, and the standard was adopted and applied prospectively by the Company as of December 31, 2019, this new standard has no impact on the current financial reporting.

New Accounting Pronouncement

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, ("ASU 2019-12") which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. The new standard is effective for fiscal years beginning after December 15, 2020. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. We do not expect adoption of this standard to have a material effect on our financial statements.

Cash Equivalents and Short-Term Investments

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-Level 1: Quoted prices in active markets for identical assets or liabilities

-Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risk

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of December 31, 2020, and 2019, respectively, there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the year ended December 31, 2020, and 2019 respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2020 and 2019 respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share.

Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2020 and 2019. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expire, or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

3.NOTE PAYABLE

Amounts due to Peter Klamka, are unsecured, non-interest bearing and have no fixed terms of repayment.

Amounts due to Lyons Capital Inc. are unsecured, and bear interest at the annual rate of 6%. The loan is due April 27, 2021. The loan is presently in default.

4.INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 31, 2020 and 2019:

Description20202019

Net operating loss carry forward	$8,281,740	$8,280,276
Valuation allowance	(8,281,740)	(8,280,276)
Total	$-	$-

As of December 31, 2020, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

5.BUSINESS ACQUISITION

On May 6, 2020, the Company entered into an agreement with Rideshare, Las Vegas, LLC a related entity owned by Peter Klamka, for the purchase of a leasehold interest in a restaurant owned by it, known as Blind Pig situated at 4515 Dean Martin Drive, Las Vegas, Nevada.

The restaurant will be generating revenue through the sale of ready to eat meals on premises and for takeout. Revenue will also be generated through the catering services, private party rentals, and merchandise sales.

The purchase price for the leasehold interest is $1,500,000, to be paid for by issuance of a promissory note bearing interest at the rate of 5% per annum. The note calls for principal repayments of $25,000 per month commencing November 1, 2020, over five years. Interest will accrue during the term of note and paid after all principal payments had been made. The promissory note contains the option of conversion into common stock at a price of $0.50 per common share.

Due to COVID-19 pandemic and the significant drop in revenue, it became clear that the Company would not be able to honor its future obligations under the promissory note. On September 30, 2020, by mutual agreement both parties agreed to the cessation of the May 6, 2020, agreement. Consequently, the leasehold interest was returned to Rideshare. Any accrued interest from May 6, 2020, to September 30, 2020, was set up as if paid and shown as a loan to Peter Klamka who is also the owner of Rideshare.

6.SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.